UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2012, Hercules Offshore, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $300.0 million aggregate principal amount of the Company’s 7.125% Senior Secured Notes due 2017 (the “Secured Notes”) and $200.0 million aggregate principal amount of the Company’s 10.250% Senior Notes due 2019 (the “Senior Notes,” and collectively with the Secured Notes, the “Notes”). The Secured Notes were sold at par. The Secured Notes will accrue interest from April 3, 2012 at a rate of 7.125% per year, which interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2012. The Secured Notes will mature on April 1, 2017. The Senior Notes were sold at par. The Senior Notes will accrue interest from April 3, 2012 at a rate of 10.250% per year, which interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2012. The Senior Notes will mature on April 1, 2019. The Company’s obligations under the Secured Notes will be, jointly and severally, fully and unconditionally guaranteed (the “Secured Guarantees”), on a senior secured basis, by each of the Company’s current domestic subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”) that incur or guarantee indebtedness under the Company’s new revolving credit facility that is expected to be executed concurrently with the closing of the sale of the Notes (the “new revolving credit facility”). The Company’s obligations under the Senior Notes will be, jointly and severally, fully and unconditionally guaranteed (the “Senior Guarantees,” and collectively with the Secured Guarantees, the “Guarantees”), on a senior unsecured basis, by each of the Guarantors. The Company intends to use the net proceeds from the offering of the Notes to repay all of the indebtedness outstanding under its existing secured term loan facility. The Company intends to use the remaining net proceeds for general corporate purposes, including to fund a portion of the purchase price for the acquisition of Ocean Columbia as well as the costs associated with the repair, upgrade and mobilization of Ocean Columbia.

The Purchase Agreement contains customary representations, warranties and indemnities by the Issuers in favor of the Initial Purchasers. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on April 3, 2012. The closing is subject to the satisfaction or waiver of customary conditions.

The Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Securities in private sales exempt from registration under the Securities Act (i) inside the United States to “qualified institutional buyers” as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulation S. The Securities have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state laws.

The Secured Notes and the Secured Guarantees (collectively, the “Secured Securities”) are expected to be issued pursuant to an indenture (the “Secured Indenture”), to be dated April 3, 2012, by and between the Issuers and U.S. Bank National Association, as trustee (the “Secured Trustee”). The Secured Notes and the Secured Guarantees will be the senior obligations of the Company and the Guarantors and the Secured Securities will be secured by a lien on all the collateral of the Issuers that secure the Company’s obligations from time to time under the new revolving credit facility.

The Senior Notes and the Senior Guarantees (collectively, the “Senior Securities,” and together with Secured Securities, the “Securities”) are expected to be issued pursuant to an indenture (the “Senior Indenture”), to be dated April 3, 2012, by and between the Issuers and U.S. Bank National Association, as trustee (the “Senior Trustee”).

Upon an event of default under the Secured Indenture, the Secured Trustee or the holders of at least 25% in aggregate principal amount of the Secured Notes then outstanding may declare all amounts owing under the Secured Notes to be due and payable. Upon an event of default under the Senior Indenture, the Senior Trustee or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding may declare all amounts owing under the Senior Notes to be due and payable.

The Secured Notes provide that the Company may, at its option, redeem all or part of the Secured Notes, at any time prior to April 1, 2014 at a price equal to 100% of the aggregate principal amount of the Secured Notes to be redeemed, plus the Secured Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Secured Applicable Premium” means, with respect to any Secured Note on any applicable redemption date, the greater of:

(1) 1% of the principal amount of such Secured Note, and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Secured Note on April 1, 2014 (105.344%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Secured Note though April 1, 2014, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Secured Note.

On or after April 1, 2014, the Company may redeem all or part of the Secured Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2014	105.344%
2015	102.672%
2016 and thereafter	100.000%

At any time prior to April 1, 2014, the Company, at its option, may redeem up to 35% of the Secured Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 107.125% of the principal amount of the Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the Secured Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Secured Notes will be entitled to require the Company to purchase all or any portion of the Secured Notes for a cash price equal to 101.0% of the principal amount of the Secured Notes, plus accrued and unpaid interest, if any, to the date of purchase.

The liens securing the Secured Notes will share on an equal and ratable first priority basis with the liens securing the new revolving credit facility, subject to certain permitted liens and subject to the terms of an intercreditor agreement.

The Senior Notes provide that the Company may, at its option, redeem all or part of the Senior Notes, at any time prior to April 1, 2015 at a price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus the Senior Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Senior Applicable Premium” means, with respect to any Senior Note on any applicable redemption date, the greater of:

(1) 1% of the principal amount of such Senior Note, and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Senior Note on April 1, 2015 (107.688%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Senior Note though April 1, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Senior Note.

On or after April 1, 2015, the Company may redeem all or part of the Senior Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning April 1 of the years indicated:

Year	Optional Redemption Price
2015	107.688%
2016	105.125%
2017	102.563%
2018 and thereafter	100.000%

At any time prior to April 1, 2015, the Company, at its option, may redeem up to 35% of the Senior Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 110.250% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Senior Notes will be entitled to require the Company to purchase all or any portion of the Senior Notes for a cash price equal to 101.0% of the principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 1.01 and Item 2.03 of this Current Report on Form 8-K contain forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove correct. Forward-looking statements in this Current Report on Form 8-K relate to, among other things, the closing of the private placement of the Notes and the use of proceeds therefrom. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated March 27, 2012, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the initial purchasers named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 30, 2012	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement, dated March 27, 2012, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the initial purchasers named in Schedule I thereto.

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